POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF CONNECTICUT WATER SERVICE, INC. ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below is a director of Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) and does hereby constitute and appoint each of David C. Benoit, Robert J. Doffek and Kristen A. Johnson his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and any and all amendments thereto, as authorized at a meeting of the Board of Directors of the Company duly called and held on February 28, 2019 including, but not limited to, power and authority to sign his or her name (whether on behalf of the Company, or as a director or officer of the Company, or by attesting the seal of the Company, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission.  Each of the undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof.  Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument. Each of the undersigned has signed his or her name as of January 17, 2019. This power of attorney may be executed in counterparts.

/s/ David C. Benoit______________ David C. Benoit	/s/ Richard H. Forde________________ Richard H. Forde
/s/ Mary Ann Hanley_______________ Mary Ann Hanley	/s/ Heather Hunt___________________ Heather Hunt
/s/ Ellen Wolf ________________ Arthur C. Reeds	/s/ Lisa J. Thibdaue_________________ Lisa J. Thibdaue
/s/ Carol P. Wallace________________ Carol P. Wallace /s/ Bradford A. Hunter _____________ Bradford A. Hunter	/s/ Kristen A. Johnson_____________ Kristen A. Johnson